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                                                                 EXHIBIT 23 (ii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of RVM Industries, Inc. and Subsidiaries, as reporting company successor to Ravens Metal Products, Inc., on Form S-8 filed June 6, 1994 of our report dated June 6, 1997 on our audits of the consolidated financial statements and financial statement schedule of RVM Industries, Inc. as of March 31, 1997, and for each of the years ended March 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                           /S/ COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
June 24, 1998




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